Media:	Investors:
Thomas Furr Smart Online Inc. 919-765-5000 tfurr@smartonline.com	Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 jburfening@lhai.com

Smart Online Releases Its Enhanced Software-as-a-Service Group Calendar Application
for Small Businesses

New Features and Functionality Enable Small Businesses to More Efficiently
Manage Calendar Information Online

RESEARCH TRIANGLE PARK, N.C., October 23, 2006 — Smart Online Inc. (OTCBB: SOLN), a leading provider of Software-as-a-Service (SaaS) for the small business market, today announced the release of its enhanced Web-based Group Calendar software. This comprehensive application is included in Smart Online’s monthly subscription for its entire suite of software and offers a real-time view of daily, weekly, or monthly events and activities.

“Small businesses are often challenged with managing their daily activities, as they cannot always afford to pay upfront for software and may lack the IT staff required to set up and maintain traditional calendar software,” said Michael Nouri, president & CEO, Smart Online Inc. “Smart Online’s upgraded Software-as-a-Service Group Calendar application enables our customers to share their calendar with others in their company, and access our entire suite of software with such applications as Salesforce Automation (SFA), Customer Relationship Management (CRM), Contact Management, Accounting, and Human Resource Management. This allows a small business owner full visibility of their day-to-day activities and control of their business data.”

Smart Online’s enhanced Calendar software includes the following new features and functionality:

•	Allows users to compare their own calendar and the calendar of a colleague side-by-side.

•	Quick Add and Quick View features allow users to schedule appointments and view information without going to a different page.

•	Color coding events allows users to visually distinguish between types of events on their calendar.

•	Pending Invitation feature allows users to quickly view their outstanding invitations.

•	Enhanced Day and Week views include more information on each event.

•	Tomorrow’s Events feature provides a quick glimpse of the next day’s schedule.

•	Additional preference items allow users to customize their work week.

•	Enhanced Year view allows users to see all 12 months of a year at a glance.

Availability
Smart Online’s application suites, including the enhanced Calendar application, are available online at http://www.smartonline.com. A free, 14-day trial is available to first time users.

About Smart Online, Inc.

Smart Online Inc. (OTCBB: SOLN), a pioneer of Web-native applications, offers a private-label syndicated online business platform that enables Web delivery of applications and services used to start and manage small businesses. In 1999, Smart Online converted its business applications to a Software-as-a-Service (SaaS) Web delivery model. Today, the company markets its Web-based business applications to corporations via the private-labeling of its syndicated software services. These companies private-label and add to their Web sites Smart Online’s applications to enable their business customers to run their businesses more efficiently and without the upfront capital typically required for traditional business software and IT resources. To learn more go to http://www.smartonline.com.

Smart Online, the Smart Online logo, and OneBiz are trademarks and/or registered trademarks of Smart Online Inc. in the United States. Other marks belong to their respective owners.

Forward-Looking Statements

Statements in this press release that are “forward-looking statements,” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of many factors, including, but not limited to, delays in development schedules, changes in market conditions, product announcements by other companies, our ability to raise capital to increase our sales and marketing budget and customer perception of the value of our enhanced products. For further information regarding risks and uncertainties associated with Smart Online’s business, please refer to the Risk Factors Section of Smart Online’s SEC filings, including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q, copies of which may be obtained on the Web site of the Securities and Exchange Commission. All forward-looking statements in this press release are based on information available to Smart Online on the date hereof. Smart Online undertakes no duty to update any forward-looking statement or to conform the statement to actual results or changes in Smart Online’s expectations.